November 2021

Preliminary Terms No. 3,013

Registration Statement Nos. 333-250103; 333-250103-01

Dated November 1, 2021

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the closing level of each of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the class B common stock of Berkshire Hathaway Inc. is at or above 75% of its respective initial level, which we refer to as the respective coupon threshold level, on the related observation date. However, if the closing level of any underlying is less than its coupon threshold level on any observation date, we will pay no interest for the related monthly period. In addition, starting three months after the original issue date, the securities will be automatically redeemed if the closing level of each underlying is greater than or equal to its respective initial level on any monthly redemption determination date, for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to 75% of its respective initial level, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and the related contingent monthly coupon. If, however, the final level of any underlying is less than its respective downside threshold level, investors will be fully exposed to the decline in the worst performing underlying on a 1-to-1 basis and will receive a payment at maturity that is less than 75% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 1.75-year term of the securities. Because all payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective coupon threshold level or respective downside threshold level, as applicable, of any underlying will result in few or no contingent coupon payments or a significant loss of your investment, even if one or both of the other underlyings have appreciated or have not declined as much. The securities are for investors who are willing to risk their principal based on the worst performing of three underlyings and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly coupons over the entire 1.75-year term, with no possibility of being called out of the securities until after the initial 3-month non-call period. Investors will not participate in any appreciation of any underlying. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	Russell 2000® Index (the “RTY Index”), Dow Jones Industrial AverageSM (the “INDU Index”) and Berkshire Hathaway Inc. class B common stock (the “BRK.B Stock”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	November 3, 2021
Original issue date:	November 8, 2021 (3 business days after the pricing date)
Maturity date:	August 8, 2023
Contingent monthly coupon:

A contingent coupon will be paid on the securities on each coupon payment date but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If payable, the contingent monthly coupon will be an amount in cash per stated principal amount corresponding to a return of at least 7.25% per annum for each interest payment period for each applicable observation date. The actual contingent monthly coupon rate will be determined on the pricing date.

If, on any observation date, the closing level of any underlying is less than its respective coupon threshold level, we will pay no coupon for the applicable monthly period.  It is possible that any underlying will remain below its respective coupon threshold level for extended periods of time or even throughout the entire 1.75-year term of the securities so that you will receive few or no contingent monthly coupons.

Payment at maturity:

If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

If the final level of each underlying is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount and the contingent monthly coupon with respect to the final observation date.

If the final level of any underlying is less than its respective downside threshold level, investors will receive (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 75% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $972.20 per security, or within $25.00 of that estimate. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of proceeds and hedging” on page 34.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020 Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

Terms continued from previous page:
Early redemption:

The securities are not subject to automatic early redemption until 3 months after the original issue date. Following this initial 3-month non-call period, if, on any redemption determination date, beginning on February 3, 2022, the closing level of each underlying is greater than or equal to its respective initial level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the closing level of any underlying is below the respective initial level for such underlying on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to the stated principal amount for each security you hold plus the contingent monthly coupon with respect to the related observation date.
Redemption determination dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events.

Early redemption dates:

Beginning on February 8, 2022, monthly. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Downside threshold level:

With respect to the RTY Index: , which is 75% of its initial level

With respect to the INDU Index: , which is 75% of its initial level

With respect to the BRK.B Stock: $ , which is 75% of its initial level

Coupon threshold level:

With respect to the RTY Index: , which is 75% of its initial level

With respect to the INDU Index: , which is 75% of its initial level

With respect to the BRK.B Stock: $ , which is 75% of its initial level

Initial level:

With respect to the RTY Index: , which is its closing level on the pricing date

With respect to the INDU Index: , which is its closing level on the pricing date

With respect to the BRK.B Stock: $ , which is its closing level on the pricing date

Final level:	With respect to each underlying, the respective closing level on the final observation date
Closing level:

With respect to each of the RTY Index and the INDU Index, on any index business day, the respective index closing value on such day.

With respect to the BRK.B Stock, on any trading day, the closing price of one share of the BRK.B Stock on such day times the adjustment factor for such underlying on such day.

Worst performing underlying:	The underlying with the largest percentage decrease from the respective initial level to the respective final level
Performance factor:	Final level divided by the initial level
Coupon payment dates:

Monthly, beginning December 8, 2021, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent monthly coupon, if any, with respect to the final observation date will be paid on the maturity date.

Observation dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events. We also refer to the observation date immediately prior to the scheduled maturity date as the final observation date.

Adjustment factor:	With respect to the BRK.B Stock, 1.0, subject to adjustment in the event of certain corporate events affecting the BRK.B Stock
CUSIP / ISIN:	61773HDT3 / US61773HDT32
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
December 3, 2021*	December 8, 2021*
January 3, 2022*	January 6, 2022*
February 3, 2022	February 8, 2022
March 3, 2022	March 8, 2022
April 4, 2022	April 7, 2022
May 3, 2022	May 6, 2022
June 3, 2022	June 8, 2022
July 5, 2022	July 8, 2022
August 3, 2022	August 8, 2022
September 6, 2022	September 9, 2022

November 2021 Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
October 3, 2022	October 6, 2022
November 3, 2022	November 8, 2022
December 5, 2022	December 8, 2022
January 3, 2023	January 6, 2023
February 3, 2023	February 8, 2023
March 3, 2023	March 8, 2023
April 3, 2023	April 6, 2023
May 3, 2023	May 8, 2023
June 5, 2023	June 8, 2023
July 3, 2023	July 7, 2023
August 3, 2023 (final observation date)	August 8, 2023 (maturity date)

* The securities are not subject to automatic early redemption until the third coupon payment date, which is February 8, 2022.

November 2021 Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc. (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. However, if the closing level of any underlying is less than its respective coupon threshold level on any observation date, we will pay no interest for the related monthly period. If the closing level of any underlying is less than its respective coupon threshold level on each observation date, you will not receive any contingent monthly coupon for the entire 1.75-year term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if each underlying were to be at or above its respective coupon threshold level on some monthly observation dates, they may not all close at or above their respective coupon threshold levels on other observation dates, in which case you will not receive some contingent monthly coupon payments. In addition, if the securities have not been automatically called prior to maturity and the final level of any underlying is less than its respective downside threshold level, investors will be fully exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 75% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the entire 1.75-year term of the securities.

Maturity:	Approximately 1.75 years
Contingent monthly coupon:

A contingent monthly coupon will be paid on the securities on each coupon payment date but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If payable, the contingent monthly coupon will be an amount in cash per stated principal amount corresponding to a return of at least 7.25% per annum for each interest payment period for each applicable observation date. The actual contingent monthly coupon rate will be determined on the pricing date. If, on any observation date, the closing level of any underlying is less than the respective coupon threshold level, we will pay no coupon for the applicable monthly period.

Automatic early redemption beginning after three months:

If the closing level of each underlying is greater than or equal to its initial level on any monthly redemption determination date, beginning on February 3, 2022 (approximately three months after the original issue date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date. No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

If the final level of each underlying is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount and the contingent monthly coupon with respect to the final observation date.

If the final level of any underlying is less than its downside threshold level, investors will receive a payment at maturity equal to the stated principal amount times the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 75% of the stated principal amount of the securities and could be zero. No monthly coupon will be payable at maturity. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

November 2021 Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $972.20, or within $25.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 4 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

November 2021 Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. However, if the closing level of any underlying is less than its respective coupon threshold level on any observation date, we will pay no interest for the related monthly period. The securities have been designed for investors who are willing to forgo market floating interest rates and accept the risk of receiving no coupon payments for the entire 1.75-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if each underlying closes at or above its respective coupon threshold level on the monthly observation dates until the securities are redeemed early or reach maturity.

The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent monthly coupon may be payable in none of, or some but not all of, the monthly periods during the 1.75-year term of the securities and the payment at maturity may be less than 75% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each underlying closes at or above its coupon threshold level on some monthly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others. Investors receive the contingent monthly coupon, corresponding to a return of at least 7.25% per annum, for the monthly periods for which each closing level is at or above the respective coupon threshold level on the related observation date, but not for the monthly periods for which any closing level is below the respective coupon threshold level on the related observation date. The actual contingent monthly coupon rate will be determined on the pricing date.

Starting after three months, when each underlying closes at or above its respective initial level on a monthly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that each underlying closes at or above the respective coupon threshold level on some monthly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others, and each underlying closes below its respective initial level on every monthly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent monthly coupon, corresponding to a return of at least 7.25% per annum, for the monthly periods for which each closing level is at or above the respective coupon threshold level on the related observation date, but not for the monthly periods for which any closing level is below the respective coupon threshold level on the related observation date. The actual contingent monthly coupon rate will be determined on the pricing date.

On the final observation date, each underlying closes at or above its downside threshold level. At maturity, investors will receive the stated principal amount and the contingent monthly coupon with respect to the final observation date.

November 2021 Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that each underlying closes at or above its respective coupon threshold level on some monthly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others, and each underlying closes below its respective initial level on every monthly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent monthly coupon, corresponding to a return of at least 7.25% per annum, for the monthly periods for which each closing level is at or above the respective coupon threshold level on the related observation date, but not for the monthly periods for which any closing level is below the respective coupon threshold level on the related observation date. The actual contingent monthly coupon rate will be determined on the pricing date.

On the final observation date, one or more underlyings close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 75% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

November 2021 Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels on each monthly observation date, (2) the closing levels on each monthly redemption determination date (starting after three months) and (3) the final levels. Please see “Hypothetical Examples” beginning on page 10 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Monthly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Starting After Three Months)

November 2021 Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 10.

November 2021 Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the closing level of each underlying on each monthly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final level of each underlying on the final observation date. The actual initial level, coupon threshold level and downside threshold level for each underlying will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Hypothetical Contingent Monthly Coupon:

A contingent monthly coupon will be paid on the securities on each coupon payment date but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If payable, the contingent monthly coupon will be an amount in cash per stated principal amount corresponding to a return of at least 7.25% per annum (to be determined on the pricing date) for each interest payment period for each applicable observation date. These hypothetical examples reflect the hypothetical contingent monthly coupon rate of 7.25% per annum (corresponding to approximately $6.042 per month per security*).

Automatic Early Redemption (starting after three months):

If the closing level of each underlying is greater than or equal to its respective initial level on any monthly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Payment at Maturity (if the securities have not been automatically redeemed early):

If the final level of each underlying is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount and the contingent monthly coupon with respect to the final observation date.

If the final level of any underlying is less than its respective downside threshold level, investors will receive a payment at maturity equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 75% of the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the RTY Index: 2,200 With respect to the INDU Index: 30,000 With respect to the BRK.B Stock: $280.00
Hypothetical Coupon Threshold Level:

With respect to the RTY Index: 1,650, which is 75% of the hypothetical initial level for such underlying

With respect to the INDU Index: 22,500, which is 75% of the hypothetical initial level for such underlying

With respect to the BRK.B Stock: $210.00, which is 75% of the hypothetical initial level for such underlying

Hypothetical Downside Threshold Level:

With respect to the RTY Index: 1,650, which is 75% of the hypothetical initial level for such underlying

With respect to the INDU Index: 22,500, which is 75% of the hypothetical initial level for such underlying

With respect to the BRK.B Stock: $210.00, which is 75% of the hypothetical initial level for such underlying

* The actual contingent monthly coupon will be an amount determined by the calculation agent based on the actual contingent monthly coupon rate and the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $6.042 is used in these examples for ease of analysis.

November 2021 Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Closing Level			Contingent Monthly Coupon
	RTY Index	INDU Index	BRK.B Stock
Hypothetical Observation Date 1	1,750 (at or above the coupon threshold level)	31,000 (at or above the coupon threshold level)	$245.00 (at or above the coupon threshold level)	$6.042
Hypothetical Observation Date 2	1,000 (below the coupon threshold level)	25,525 (at or above the coupon threshold level)	$260.00 (at or above the coupon threshold level)	$0
Hypothetical Observation Date 3	1,800 (at or above the coupon threshold level)	20,150 (below the coupon threshold level)	$190.00 (below the coupon threshold level)	$0
Hypothetical Observation Date 4	900 (below the coupon threshold level)	20,080 (below the coupon threshold level)	$165.00 (below the coupon threshold level)	$0

On hypothetical observation date 1, each underlying closes at or above its respective coupon threshold level. Therefore, a contingent monthly coupon of $6.042 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, at least one underlying closes at or above its respective coupon threshold level, but one or both of the other underlyings close below their respective coupon threshold levels. Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying closes below its respective coupon threshold level, and, accordingly, no contingent monthly coupon is paid on the relevant coupon payment date.

If the closing level of any underlying is less than its respective coupon threshold level on each observation date, you will not receive any contingent monthly coupons for the entire 1.75-year term of the securities.

November 2021 Page 11

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

Starting after three months, if the closing level of each underlying is greater than or equal to its initial level on any monthly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount for each security you hold plus the contingent monthly coupon with respect to the related observation date.

The examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity.

	Final Level		Payment at Maturity
	RTY Index	INDU Index	BRK.B Stock
Example 1:	990 (below the downside threshold level)	20,100 (below the downside threshold level)	$225.00 (at or above the downside threshold level)	$1,000 × performance factor of the worst performing underlying = $1,000 × (990 / 2,200) = $450
Example 2:	1,800 (at or above the downside threshold level)	30,000 (at or above the downside threshold level)	$112.00 (below the downside threshold level)	$1,000 × ($112.00 / $280.00) = $400
Example 3:	990 (below the downside threshold level)	18,000 (below the downside threshold level)	$84.00 (below the downside threshold level)	$1,000 × ($84.00 / $280.00) = $300
Example 4:	660 (below the threshold level)	12,000 (below the threshold level)	$112.00 (below the downside threshold level)	$1,000 × (660 / 2,200) = $300
Example 5:	2,500 (at or above the downside threshold level)	34,000 (at or above the downside threshold level)	$310.00 (at or above the downside threshold level)

The stated principal amount + the contingent monthly coupon with respect to the final observation date.

For more information, please see above under “How to determine whether a contingent monthly coupon is payable with respect to an observation date.”

In examples 1 and 2, the final level(s) of one or two of the underlyings are at or above the respective downside threshold level(s), but the final level(s) of one or both of the other underlyings are below the respective downside threshold level(s). Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity and receive at maturity an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. Moreover, investors do not receive any contingent monthly coupon for the final monthly period.

Similarly, in examples 3 and 4, the final level of each underlying is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the performance factor of the worst performing underlying. In example 3, the RTY Index has declined 55% from its initial level to its final level, the INDU Index has declined 40% from its initial level to its final level and the BRK.B Stock has declined 70% from their initial level to their final level. Therefore, the payment at maturity equals the stated principal amount multiplied by the performance factor of the BRK.B Stock, which is the worst performing underlying in this example. In example 4, the RTY Index has declined 70% from its initial level to its final level, the INDU Index has declined 60% from its initial level to its final level and the BRK.B Stock has declined 60% from their initial level to their final level. Therefore, the payment at maturity equals the stated principal amount times the performance factor of the RTY Index, which is the worst performing underlying in this example. Moreover, investors do not receive the contingent monthly coupon for the final monthly period.

In example 5, the final level of each underlying is at or above its respective downside threshold level. Therefore, investors receive at maturity the stated principal amount of the securities plus the contingent monthly coupon with respect to the final observation date. However, investors do not participate in any appreciation of the underlyings.

If the final level of ANY underlying is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than $750 per security and could be zero.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal. If the securities have not been automatically redeemed prior to maturity, and if the final level of any underlying is less than its downside threshold level of 75% of its initial level, you will be exposed to the decline in the final level of the worst performing underlying, as compared to its initial level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 75% of the stated principal amount and could be zero.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If the closing level of any underlying is lower than its coupon threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the closing level of any underlying will be less than its respective coupon threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent monthly coupon, if any, is based on the value of each underlying on only the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the closing level of each underlying on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the value of each underlying on monthly observation dates, if the closing level of any underlying on any observation date is below the coupon threshold level for such underlying, you will not receive the contingent monthly coupon for the related interest period, even if the level of such underlying was at or above its respective coupon threshold level on other days during that interest period, and even if the closing level(s) of one or both of the other underlyings are at or above their respective coupon threshold level(s).

￭Investors will not participate in any appreciation in any underlying. Investors will not participate in any appreciation in any underlying from the initial level for such underlying, and the return on the securities will be limited to the contingent monthly coupons, if any, that are paid with respect to each observation date on which the closing level of each underlying is greater than or equal to its respective coupon threshold level, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective coupon threshold level, downside threshold level and initial level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of each underlying and of the stocks composing the RTY Index and the INDU Index,

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

owhether the closing level of any underlying has been below its respective coupon threshold level on any observation date,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the BRK.B Stock, the component stocks of the RTY Index and the INDU Index or securities markets generally and which may affect the value of each underlying, odividend rates on the BRK.B Stock or on the securities underlying the RTY Index and the INDU Index,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the RTY Index and the INDU Index and changes in their constituent stocks,

othe occurrence of certain events affecting the BRK.B Stock that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying has closed near or below its coupon threshold level and downside threshold level, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of any underlying based on its historical performance. The value of any underlying may decrease and be below the respective coupon threshold level for such underlying on each observation date so that you will receive no return on your investment, and any or all of the underlyings may close below the respective downside threshold level(s) on the final observation date so that you will lose more than 25% or all of your initial investment in the securities. There can be no assurance that the closing level of each underlying will be at or above the respective coupon threshold level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above its respective downside threshold level on the final observation date so that you do not suffer a significant loss on your initial investment in the securities. See “Russell 2000® Index Overview,” “Dow Jones Industrial AverageSM Overview” and “Berkshire Hathaway Inc. Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, upon early redemption or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

November 2021 Page 14

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

￭Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the RTY Index or the INDU Index. Investing in the securities is not equivalent to investing in any of the underlyings or the component stocks of the RTY Index or the INDU Index. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the BRK.B Stock or the stocks that constitute the RTY Index or the INDU Index. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the BRK.B Stock and received the dividends paid or distributions made on them.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first three months of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 1.75-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 4 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings), including trading in the BRK.B Stock, the stocks that constitute the RTY Index or the INDU Index as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of an underlying, and, therefore, could increase (i) the level at or above which such underlying must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings), (ii) the level at or above which such underlying must close on each observation date in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlyings) and (iii) the level at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlyings).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial level, coupon threshold level and downside threshold level for each underlying, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, any adjustments to the adjustment factor and the selection of a successor index or calculation of the closing level of any underlying in the event of a market disruption event or discontinuance of the RTY Index or the INDU Index. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alteration of Method of Calculation,” “Discontinuance of Any Underlying Index; Alteration of Method of Calculation,” —Auto-Callable Securities Linked to Underlying Shares,” “—Antidilution Adjustments” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive any contingent monthly coupons, each underlying must close at or above its respective coupon threshold level on the applicable observation date. In addition, if the securities have not been automatically redeemed early and any underlying has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if one or both of the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 75% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risks of receiving no contingent monthly coupons and sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any contingent monthly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that any underlying will close below its coupon threshold level on any observation date, and below its downside threshold level on the final observation date, than if the securities were linked to only one underlying.

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Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

Therefore, it is more likely that you will not receive any contingent monthly coupons and that you will suffer a significant loss on your investment. In addition, because each underlying must close above its initial level on a monthly redemption determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any early redemption date than if the securities were linked to just one underlying.

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies.  As the Russell 2000® Index is one of the underlyings, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies.  These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies.  Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded.  In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel.  Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the RTY Index or the INDU Index could adversely affect the value of the securities. The publisher of each of the RTY Index or the INDU Index may add, delete or substitute the component stocks of such underlying or make other methodological changes that could change the value of such underlying. Any of these actions could adversely affect the value of the securities. The publisher of each of the RTY Index or the INDU Index may also discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any observation date, the determination of whether a contingent monthly coupon will be payable on the securities on the applicable coupon payment date, whether the securities will be redeemed and/or the amount payable at maturity, if any, will be based on the value of such underlying, based on the closing prices of the stocks constituting such underlying at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, as compared to the relevant initial level, coupon threshold level or downside threshold level, as applicable (depending also on the performance of the other underlyings).

￭No affiliation with Berkshire Hathaway Inc. Berkshire Hathaway Inc. is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Berkshire Hathaway Inc. in connection with this offering.

￭We may engage in business with or involving Berkshire Hathaway Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Berkshire Hathaway Inc. without regard to your interests and thus may acquire non-public information about Berkshire Hathaway Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Berkshire Hathaway Inc., which may or may not recommend that investors buy or hold the BRK.B stock.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the BRK.B Stock. MS & Co., as calculation agent, will adjust the adjustment factor for certain corporate events affecting the BRK.B Stock, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuer of the BRK.B Stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the BRK.B Stock. For example, the calculation agent is

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

not required to make any adjustments if the issuer of the BRK.B Stock or anyone else makes a partial tender or partial exchange offer for the BRK.B Stock, nor will adjustments be made following the final observation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the BRK.B Stock by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before an observation date, this may decrease the closing level of the BRK.B Stock to be less than the respective coupon threshold level (resulting in no contingent monthly coupon being paid with respect to such date) or the final level of the BRK.B Stock to be less than the respective downside threshold level (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories.  All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index.  The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index.  The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market.  For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on October 29, 2021:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 3/15/2021):	2,360.168
Current Index Value:	2,297.191	52 Week Low (on 10/30/2020):	1,538.479
52 Weeks Ago:	1,561.577

The following graph sets forth the daily index closing values of the RTY Index for the period from January 1, 2016 through October 29, 2021. The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the RTY Index for each quarter for the period from January 1, 2016 through October 29, 2021. The index closing value of the RTY Index on October 29, 2021 was 2,297.191. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance.

RTY Index Daily Index Closing Values January 1, 2016 to October 29, 2021

* The red line in the graph indicates the hypothetical downside threshold level and the hypothetical coupon threshold level, in each case assuming the index closing value on October 29, 2021 were the initial level.

November 2021 Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter (through October 29, 2021)	2,312.640	2,214.958	2,297.191

The “Russell 2000® Index” is a trademark of FTSE Russell.  For more information, see “Russell 2000® Index” in the accompanying index supplement.

November 2021 Page 21

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

Information as of market close on October 29, 2021:

Bloomberg Ticker Symbol:	INDU	52 Week High (on 10/29/2021):	35,819.56
Current Index Value:	35,819.56	52 Week Low (on 10/30/2020):	26,501.60
52 Weeks Ago:	26,659.11

The following graph sets forth the daily index closing values of the INDU Index for the period from January 1, 2016 through October 29, 2021. The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the INDU Index for each quarter for the period from January 1, 2016 through October 29, 2021. The index closing value of the INDU Index on October 29, 2021 was 35,819.56. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The INDU Index has at times experienced periods of high volatility, and you should not take the historical values of the INDU Index as an indication of its future performance.

INDU Index Daily Index Closing Values January 1, 2016 to October 29, 2021

* The red line in the graph indicates the hypothetical downside threshold level and the hypothetical coupon threshold level, in each case assuming the index closing value on October 29, 2021 were the initial level.

November 2021 Page 22

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

Dow Jones Industrial AverageSM	High	Low	Period End
2016
First Quarter	17,716.66	15,660.18	17,685.09
Second Quarter	18,096.27	17,140.24	17,929.99
Third Quarter	18,636.05	17,840.62	18,308.15
Fourth Quarter	19,974.62	17,888.28	19,762.60
2017
First Quarter	21,115.55	19,732.40	20,663.22
Second Quarter	21,528.99	20,404.49	21,349.63
Third Quarter	22,412.59	21,320.04	22,405.09
Fourth Quarter	24,837.51	22,557.60	24,719.22
2018
First Quarter	26,616.71	23,533.20	24,103.11
Second Quarter	25,322.31	23,644.19	24,271.41
Third Quarter	26,743.50	24,174.82	26,458.31
Fourth Quarter	26,828.39	21,792.20	23,327.46
2019
First Quarter	26,091.95	22,686.22	25,928.68
Second Quarter	26,753.17	24,815.04	26,599.96
Third Quarter	27,359.16	25,479.42	26,916.83
Fourth Quarter	28,645.26	26,078.62	28,538.44
2020
First Quarter	29,551.42	18,591.93	21,917.16
Second Quarter	27,572.44	20,943.51	25,812.88
Third Quarter	29,100.50	25,706.09	27,781.70
Fourth Quarter	30,606.48	26,501.60	30,606.48
2021
First Quarter	33,171.37	29,982.62	32,981.55
Second Quarter	34,777.76	33,153.21	34,502.51
Third Quarter	35,625.40	33,843.92	33,843.92
Fourth Quarter (through October 29, 2021)	35,819.56	34,002.92	35,819.56

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. See “Dow Jones Industrial AverageSM” in the accompanying index supplement.

November 2021 Page 23

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

Berkshire Hathaway Inc. Overview

Berkshire Hathaway Inc. is a holding company owning subsidiaries engaged in a number of diverse business activities. The BRK.B Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Berkshire Hathaway Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-14905 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Berkshire Hathaway Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the BRK.B Stock is accurate or complete.

Information as of market close on October 29, 2021:

Bloomberg Ticker Symbol:	BRK.B
Exchange:	NYSE
Current Stock Price:	$287.01
52 Weeks Ago:	$201.51
52 Week High (on 6/4/2021):	$292.52
52 Week Low (on 10/29/2020):	$201.51
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the BRK.B Stock for each quarter from January 1, 2018 through October 29, 2021. The closing price of the BRK.B Stock on October 29, 2021 was $287.01. The associated graph shows the closing prices of the BRK.B Stock for each day from January 1, 2016 through October 29, 2021. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the BRK.B Stock may have been adjusted for stock splits and other corporate events. The historical performance of the BRK.B Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the BRK.B Stock at any time, including on the redemption determination dates or the observation dates.

Class B Common Stock of Berkshire Hathaway Inc. – Daily Closing Prices January 1, 2016 to October 29, 2021

* The red line in the graph indicates the hypothetical downside threshold level and the hypothetical coupon threshold level, in each case assuming the closing level on October 29, 2021 were the initial level.

November 2021 Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

Class B Common Stock of Berkshire Hathaway Inc. (CUSIP 084670702)	High ($)	Low ($)	Dividends ($)
2016
First Quarter	142.46	124.13	-
Second Quarter	147.60	138.50	-
Third Quarter	150.72	141.91	-
Fourth Quarter	166.62	142.95	-
2017
First Quarter	177.28	158.81	-
Second Quarter	171.55	161.26	-
Third Quarter	183.82	169.24	-
Fourth Quarter	199.56	181.06	-
2018
First Quarter	217.25	191.42	-
Second Quarter	201.20	184.91	-
Third Quarter	221.68	186.02	-
Fourth Quarter	223.76	187.76	-
2019
First Quarter	209.19	191.66	-
Second Quarter	218.60	197.42	-
Third Quarter	215.25	195.81	-
Fourth Quarter	227.05	203.10	-
2020
First Quarter	230.20	162.13	-
Second Quarter	201.56	169.25	-
Third Quarter	221.68	177.99	-
Fourth Quarter	233.92	200.70	-
2021
First Quarter	263.99	227.36	-
Second Quarter	292.52	258.20	-
Third Quarter	291.28	272.66	-
Fourth Quarter (through October 29, 2021)	290.85	273.64	-

We make no representation as to the amount of dividends, if any, that Berkshire Hathaway Inc. may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the class B common stock of Berkshire Hathaway Inc.

This document relates only to the securities offered hereby and does not relate to the BRK.B Stock or other securities of Berkshire Hathaway Inc. We have derived all disclosures contained in this document regarding Berkshire Hathaway Inc. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Berkshire Hathaway Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Berkshire Hathaway Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the BRK.B Stock (and therefore the price of the BRK.B Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Berkshire Hathaway Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the BRK.B Stock.

November 2021 Page 25

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlyings:	The accompanying product supplement refers to each of the underlyings as the “underlying index” or the “underlying shares,” as applicable.
Underlying index publisher:	With respect to the RTY Index, FTSE Russell, or any successor thereof. With respect to the INDU Index, S&P Dow Jones Indices LLC, or any successor thereof.
Index closing value:

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of the RTY Index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the RTY Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the RTY Index published by the underlying index publisher for the RTY Index.

With respect to the INDU Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of the INDU Index, or any successor index as defined under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement, published at the regular official weekday close of trading on such index business day by the underlying index publisher for the INDU Index, as determined by the calculation agent. In certain circumstances, the index closing value for the INDU Index will be based on the alternate calculation of the INDU Index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-index business day or non-trading day, as applicable, or certain market disruption events so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Antidilution adjustments:

With respect to the BRK.B Stock, the following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If (i) there occurs any reclassification or change of such underlying, including, without limitation, as a result of the issuance of any tracking stock by the underlying issuer, (ii) the

November 2021 Page 26

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

underlying issuer or any surviving entity or subsequent surviving entity of the underlying issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) the underlying issuer is liquidated, (v) the underlying issuer issues to all of its shareholders equity securities of an issuer other than the underlying issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

●Upon any redemption determination date following the effective date of a reorganization event and prior to the final observation date: If the exchange property value (as defined below) is greater than or equal to the respective initial level, and the closing level of each other underlying is also greater than or equal to its respective initial level, the securities will be automatically redeemed for an early redemption payment.

●Upon the final observation date, if the securities have not previously been automatically redeemed: You will receive for each security that you hold a payment at maturity equal to:

➢If the exchange property value on the final observation date is greater than or equal to the respective downside threshold level, and the final level of each other underlying is also greater than its respective downside threshold level: (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the final observation date

➢If the exchange property value on the final observation date is less than the respective downside threshold level, or if the final level of any other underlying is less than its respective downside threshold level:

➢If the worst performing underlying has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying.

➢If the worst performing underlying has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying. For purposes of determining the performance factor of the worst performing underlying, the final level of such worst performing underlying will be deemed to equal the per-share cash value, determined as of the final observation date, of the securities, cash or any other assets distributed to holders of the worst performing underlying in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying, (B) in the case of a spin-off event, the share of such worst performing underlying with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying continues to be held by the holders receiving such distribution, such worst performing underlying (collectively, the “exchange property”).

Following the effective date of a reorganization event, the contingent monthly coupon will be payable for each observation date on which the exchange property value is greater than or equal to the coupon threshold level and the closing level of each other underlying is also greater than or equal to its coupon threshold level.

If exchange property includes a cash component, investors will not receive any interest

November 2021 Page 27

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial level, less than the coupon threshold level or less than the downside threshold level, or for determining the worst performing underlying, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to such “underlying” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final observation date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of such underlying, including, without limitation, a partial tender or exchange offer for such underlying.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by

November 2021 Page 28

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent monthly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, if any, as holder of the securities, on the maturity date.

November 2021 Page 29

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●certain dealers and traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the BRK.B Stock, in stocks constituting the RTY Index or the INDU Index, in futures and/or options contracts on the BRK.B Stock, the RTY Index, the INDU Index or their component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of an underlying, and, as a result, could increase (i) the level at or above which such underlying must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings), (ii) the level at or above which such underlying must close on each observation date in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlyings) and (iii) the level at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of an underlying on the redemption determination dates and observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlyings).

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due August 8, 2023, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Dow Jones Industrial AverageSM and the Class B Common Stock of Berkshire Hathaway Inc.

Principal at Risk Securities

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the contingent monthly coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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